PRODUCT AGREEMENT # 3

Pursuant to the MASTER AGREEMENT TO DEVELOP, PUBLISH AND SELL PRODUCT entered into between PEOPLE'S EDUCATION PRESS, ("PEP") and LINGO MEDIA INTERNATIONAL INC., (formerly "International Alpha Media Inc." now hereinafter called "Lingo Media) dated the___, day of January 2001, the parties agree to enter into this Product Agreement with respect to the Product and agree as follows:

Article 1         The Product

The parties agree to Develop and Produce a Product being works provisionally entitled: "Beginning English For Young Learners!" written by David Booth, Jack Booth, Larry Swartz, Linda Booth, Meng Yanjun, Zhang Lingdi and Lin Li.

Article 2         The Market

PEP acknowledges that it has rights with the Ministry of Education to publish and sell English as a Foreign Language student textbooks, teacher resource books, audio cassettes and other related Products under the new curriculum to be implemented September 2001 or earlier. These rights include the Grades 1 -2 markets in China on a nation-wide basis. PEP agrees that it will publish and sell Lingo Media's Products on an exclusive basis for the market defined above with the exception of the current EFL series, published by PEP and originally developed with Pan Pacific Publishing Co. Ltd (Singapore).

Article 3         Development of the Product

The party responsible for the Development has been Lingo Media. The parties agree that Lingo Media has produced final manuscripts/content for each specific Product and that PEP has the final approval of the manuscript.

Article 4         Production of the Product

The party responsible for Production shall be PEP.

Article 5         Copyright Ownership of  the Product

The copyright in the works of the Product shall be owned jointly by the parties in the PEP Territory only, in accordance with the terms hereof. Lingo Media remains 100 percent of the copyright ownership of the Product outside the PEP Territory. In the event of copyright infringement in the PEP Territory, each party will notify the other party in writing. The parties agree to jointly pursue appropriate action, which may or may not include legal recourse.

Article 6         The Quality of Content of the Product

The parties agree that the quality of the content of the Product has conformed to the standards set by the Ministry of Education

Article 7         The Quality of Production of the Product

The parties agree that the quality of production of the Product shall conform to mutually agreed upon standards in writing.

Article 8         The Sale Price of the Product

The parties agree that the List Price of the Product shall not be less than the following:

7         RMB per unit for each student textbook..

_____ RMB per unit for each teacher resource book

7         RMB per unit for each audio cassette

_____ RMB per unit for each ________________

_____ RMB per unit for each ________________

_____ RMB per unit for each ________________

Article 9         The Quantity of the Product

The parties agree that PEP shall sell not less than the following quantities per calendar year:

250,000    units of each student textbook

2,500      units of each teacher resource book

250,000    units of each audio cassette

________ units of each _______________

________ units of each _______________

________ units of each _______________


Article 10        Distribution of the Product

The parties agree that PEP shall be responsible for distribution of the Product in the PEP Territory which includes the People's Republic of China.

Article 11        Places for Promotion of the Product

The parties agree that the Product shall be promoted throughout China on a countrywide basis

Article 12        Authors Copies

The authors shall be furnished free of charge, six (6) copies of the Works as originally published and any additional copies desired by the Authors for their personal use shall be supplied at a discount of thirty-five (35%) percent from the List Price.

Article 13        Remuneration of the Parties

The revenues received by the parties from the sales of the Product shall be divided between the parties as follows:

(i) for the sales of finished product by PEP, Lingo Media shall receive ten percent (10%) based on the Gross Sales and PEP shall retain the balance.

(ii) For the sales of copyrights and/or film rights by PEP, Lingo Media shall receive forty percent (40%) of the royalties received by PEP and PEP shall retain sixty percent (60%) of the royalties. The copyrights or film rights sales will not be less than a minimum percentage, which is regulated by the Chinese government, of the List Price printed on Finished Product(s) shipped.

Each party will be responsible for the remuneration of their authors. For Lingo Media, the authors include the Booth author team and for PEP, the authors will include Meng Yanjun, Zhang Lingdi and Lin Li.

Article 14        Subsidiary Rights

In accordance with the terms of the above mentioned Agreement, the parties have the joint right to exercise and dispose of all subsidiary rights in the works for the PEP edition, now or hereafter known, in all languages, forms and media throughout the world, including the following: rights for translations, quotations, excerpts (including illustrations), reprint editions, and sales of sheets; microfilm, microfiche, recording, filmstrip, motion picture, and broadcasting rights; rights for use in information storage, processing, transmission and retrieval systems. Any net gain received from the disposition of such subsidiary rights shall be divided between PEP and Lingo Media with sixty percent (60%) to PEP and forty percent (40%) to Lingo Media, after deducting the costs applicable thereto. Electronic rights are specifically excluded and shall be owned jointly by both parties in the PEP Territory.

Article 15        Statement of Sales

In accordance with the MASTER AGREEMENT TO DEVELOP, PUBLISH AND SELL PRODUCT, PEP shall provide to Lingo Media a Statement of Sales. PEP shall pay to Lingo Media all money due to Lingo Media in US dollars within 30 days following the last day in each of March, June, September and December of each year being the royalty revenue from finished product sales and share of copyright and/or film rights sales revenue for the Product in that preceding period of three (3) months.

Article 16        Termination

In accordance with the terms of MASTER AGREEMENT TO DEVELOP, PUBLISH AND SELL PRODUCT, a Developing Party may, after Development and Production of a Product, terminate the relevant Product Agreement if PEP is not able to sell a minimum number of units per title per calendar year as indicated in Article 9.

IN WITNESS WHEREOF, each of the Parties have duly executed this Agreement in duplicate by their duly authorized representatives on the dates set forth below.


SIGNED, SEALED AND DELIVERED
in the presence of:                          LINGO MEDIA INTERNATIONAL INC.

___________________________     ) Per:        __________________________________
Witness                         )
                                ) Name:       __________________________________
                                )
                                ) Date:       __________________________________

___________________________     ) Per:        __________________________________
Witness                         )
                                ) Name:       __________________________________
                                )
                                ) Date:       __________________________________

                                              PEOPLE'S EDUCATION PRESS

___________________________     ) Per:        __________________________________
Witness                         )
                                ) Name:       __________________________________
                                )
                                ) Date:       __________________________________

___________________________     ) Per:        __________________________________
Witness                         )
                                ) Name:       __________________________________
                                )
                                ) Date:       __________________________________